Exhibit 99.1

MidWestOne Financial Group, Inc. Announces Pricing of Common Stock Offering

IOWA CITY, Iowa (Sept. 26, 2024) – MidWestOne Financial Group, Inc. (Nasdaq: MOFG) (the “Company”), parent company of MidWestOne Bank (the “Bank”), today announced the pricing of its previously announced underwritten public offering of 4,347,000 shares of its common stock at a public offering price of $25.00 per share. The expected proceeds to the Company, after deducting underwriting discounts and commissions but before deducting operating expenses payable by the Company, are approximately $103.5 million. In addition, the Company has granted the underwriter a 30-day option to purchase up to an additional 652,050 shares of Company common stock at the public offering price, less underwriting discounts, and commissions.

The Company intends to invest all of the net proceeds from this offering into the Bank, to support the Bank’s capital ratios in connection with the potential repositioning of a substantial portion of its available-for-sale and held-to-maturity securities portfolio.

Keefe, Bruyette & Woods, Inc., A Stifel Company (“KBW”), is serving as the sole manager for the offering.

Additional Information Regarding the Offering

The common stock offering is being made pursuant to a shelf registration statement on Form S-3 (Registration Statement No. 333-281845), which was filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2024, and declared effective by the SEC on September 11, 2024. A preliminary prospectus supplement to which this communication relates has been filed with the SEC, and a prospectus supplement has been or will be filed with the SEC. Before you invest in any securities, you should read the preliminary prospectus supplement and accompanying prospectus, including the risk factors set forth therein, the registration statement and the documents incorporated by reference therein, and the other documents that the Company has filed with the SEC for more complete information about the Company and the offering. Copies of these documents are available at no charge by visiting EDGAR on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement, the prospectus supplement and accompanying prospectus related to the offering may be obtained by contacting KBW by telephone at (800) 966-1559 or by email at USCapitalMarkets@kbw.com.

No Offer or Solicitation

This press release does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation of an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offering, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About MidWestOne

MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. The Company is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, and Colorado. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG.”

Special Note Concerning Forward-Looking Statements

This press release contains, and future oral and written statements by us and our management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of the Company's beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” the negatives of such words or words or phases of similar meaning. The Company cautions that the forward-looking statements are based largely on the Company’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control and which could cause actual results to differ materially from those currently anticipated. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. If one or more of the factors affecting the Company’s forward-looking information and statements proves incorrect, then the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this press release. Therefore, the Company cautions you not to place undue reliance on the Company’s forward-looking information and statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, under the section entitled “Risk Factors,” and other documents filed by the Company with the SEC from time to time.

The Company disclaims any duty to revise or update the forward-looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward-looking statements, except as specifically required by law.

Investor Contact:

Barry Ray, Chief Financial Officer

MidWestOne Bank

(319)356-5800

bray@midwestone.com

Media Contact:

Elda Macias, Chief Marketing Officer

MidWestOne Bank

(763) 512-2583

EMacias@midwestone.com